Exhibit 99.1

1 2008 Annual Shareholders’ Meeting • Exhibit 99.1

2 Safe-Harbor Statement Certain statements contained in this presentation are forward-looking in nature, and are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, indications of anticipated product selling prices and margins, potential physician reimbursements, general trends in our operations or financial results, timelines, plans, expectations, estimates and beliefs. These statements reflect our judgment as of the date of this presentation with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. The words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements.

3

4 Prostate Cancer Second leading cause of death in men over 50 Three unique characteristics: Slowest growing cancer in men Prostate capsule containment Complications of treatment after age of 65 Government grant funding (NIH)

5 Cancer Detection Tools DRE – Digital Rectal Exam PSA – Prostate Specific Antigen (blood test) Deficiencies of existing tools: Poor predictability DRE subjective and operator dependent PSA is derived result No physical record

6 Market Value Proposition ProUroCare Our solution: Complementary tool Real-time imaging Physical base-line map Ongoing active surveillance

7 ProUroScan ProUroScan System System consists of rectal probe with a pressure sensor and position tracking system

8 ProUroCare ProUroScan Output Software creates a multi-dimensional map of the prostate anatomy Measures stress patterns (elasticity) of prostate gland tissue Creates a map of prostate features and properties of the gland Base line measurement Ongoing surveillance

9 Revenue Opportunities Expected revenue sources: “Razors” and “Blades” Placement of the system ($25,000 $5,000) Sale of the test output ($120 – $150) Protective sheath ($2 - $3) Patient pay model CPT code and reimbursement fee ProUroCare

10 Large, focused market 1 million biopsies per year (230k cancer diagnoses annually potential 2 million tests per year ) Potential BPH benchmark tool (50% at age 50) Innovative and patented technology Recognized standards of care (DRE/PSA) Documented unmet market need (DRE/PSA) Large number of motivated constituencies Unique Market Opportunity ProUroCare

11 R&D Partner (Artann) Contract Manufacturing Partner In discussions Sales & Marketing Partner Evaluating proposals Completed Making It Happen ProUroCare

12 The Roadmap Forward Systems being optimized for clinical testing More than 160 patients evaluated at Robert Wood Johnson Medical Center (Trenton, NJ) Test results correlate with clinical findings Recommended by NIH reviewers for Phase II grant Established agreements with Artann Labs Acquired critical IP Raised interim capital to support operations Confirmed regulatory pathway, clinical study & approval requirements Obtain necessary funding Obtain FDA approval Contract product manufacturer Enter into strategic sales & marketing partnership 2003 – 2007 2008 2008 – 2009 Preliminary development & testing Repositioning & resource acquisition Product launch

13 Government Interest and Support Senators back $650 million bill for prostate cancer efforts. Barbara Boxer (D-Calif.) introduced the PRIME (Prostate Research, Imaging, and Men's Education) Act late last month, which she and Sens. Frank Lautenberg (D-N.J.) and prostate cancer survivor John Kerry (D-Mass.) cosponsored. The bill calls for $650 million for prostate imaging research and education. PRIME calls for development of "innovative advanced imaging technologies for prostate cancer detection, diagnosis, and treatment," in addition to improvements in blood screening tests and a public awareness drive. If the bill is passed, the money would be distributed in $130 million installments over five years. "This much-needed legislation mirrors the investment the Federal government made years back in advanced imaging technologies for detection, diagnosis, and treatment of breast cancer," Boxer said. "We all know that investment in technology has saved many lives." July 9, 2007

14 Thank You!